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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

            We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-132513-01) of Simon Property Group, L.P. and in the related prospectus of our reports dated March 12, 2010, with respect to the consolidated financial statements and schedule of Simon Property Group, L.P. and Subsidiaries, and the effectiveness of internal control over financial reporting of Simon Property Group, L.P. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ ERNST & YOUNG LLP

Indianapolis, Indiana
March 12, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm